Exhibit 10.14

EXECUTION VERSION

NEW CLASS 11 CLASS A WARRANT AGREEMENT

between

TRUMP ENTERTAINMENT RESORTS, INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

as Warrant Agent

Dated as of May 20, 2005

i

ARTICLE XI. PAYMENT OF TAXES		13

ARTICLE XII. LOSS OR MUTILATION		13

ARTICLE XIII. CLASS A WARRANT REGISTRATION		13

13.1	Registration	13
13.2	Transfer and Exchange	14
13.3	Valid And Enforceable	14
13.4	Endorsement	14
13.5	No Service Charge	14
13.6	Cancellation	14

ARTICLE XIV. WARRANT AGENT		15

14.1	Obligations Binding	15
14.2	No Liability	15
14.3	Instructions	15
14.4	Agents	15
14.5	Cooperation	16
14.6	Agent Only	16
14.7	Right To Counsel	16
14.8	Compensation	16
14.9	Accounting	16
14.10	No Conflict	16
14.11	Resignation; Termination	16
14.12	Change Of Warrant Agent	17
14.13	Successor Warrant Agent	17

ARTICLE XV. REMEDIES, ETC.		18

15.1	Class A Warrant Holder Not Deemed A Stockholder	18
15.2	Right Of Action	18

ARTICLE XVI. MISCELLANEOUS		18

16.1	Notices	18
16.2	Governing Law And Consent To Forum	19
16.3	Benefits Of This Agreement	19
16.4	Agreement Of Holders Of Warrant Certificates	19
16.5	Counterparts	19
16.6	Amendments	19
16.7	Consent To Jurisdiction	20
16.8	Headings	20

EXHIBIT A – Form of Warrant Certificate

ii

NEW CLASS 11 CLASS A WARRANT AGREEMENT

THIS NEW CLASS 11 CLASS A WARRANT AGREEMENT is made and entered into as of May 20, 2005 by and between TRUMP ENTERTAINMENT RESORTS, INC. (formerly Trump Hotel & Casino Resorts, Inc.), a Delaware corporation (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the “Warrant Agent”).

WITNESSETH:

WHEREAS, in connection with the financial restructuring of the Company and its Subsidiaries (as defined herein) pursuant to their Plan (as defined herein) under the Bankruptcy Code (as defined herein), the Company proposes to issue New Class 11 Class A Warrants which are exercisable to purchase up to approximately 2,207,260 shares of Common Stock (as defined herein), subject to the disposition of fractional interests under the Plan and adjustment as provided herein, to the Holders (as defined herein) of Old THCR Shares (as defined herein) partially in exchange for such Old THCR Shares; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein; and

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the New Class 11 Class A Warrants and the rights of the holders thereof,

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

ARTICLE I.

DEFINITIONS

As used herein, the following terms shall have the respective meanings set forth below. Whenever the context requires, such terms shall include the plural as well as the singular number.

“Act” has the meaning specified in Section 2.5.

“Affiliate” means with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, (a) “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting common stock (or equivalent equity interests), by contract or otherwise, and the terms “controlling” or “controlled” have meanings correlative to the foregoing, and (b) a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

“Agreement” means this New Class 11 Class A Warrant Agreement, as the same may be amended or modified from time to time hereafter.

“Bankruptcy Code” means title 11 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court, District of New Jersey, or other U.S. Federal court of competent jurisdiction in which the Chapter 11 Case is pending.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; provided, that, in determining the period within which certificates or warrants are to be issued and delivered at a time when shares of common stock are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, “Business Day” shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; provided, further, that any reference in this Agreement to “days” (unless Business Days are specified) shall mean calendar days.

“Chapter 11 Case” means a case or cases under Chapter 11 of the Bankruptcy Code concerning Trump Hotels & Casino Resorts, Inc. and/or any of its subsidiaries.

“Class A Warrants” means the New DJT Class A Warrants and New Class 11 Class A Warrants.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share, as authorized from and after the Effective Date.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Company” means Trump Entertainment Resorts, Inc., a Delaware corporation.

“Confirmation Order” means that order of the Bankruptcy Court entered on April 5, 2005, confirming the Plan, as amended.

“Disbursing Agent” has the meaning specified in the Plan, and may include the Company and/or the Warrant Agent as designated by the Company.

“Distribution Record Date” has the meaning specified in the Confirmation Order.

“DJT” means Donald J. Trump.

“Effective Date” has the meaning specified in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

“Exercise Period” has the meaning specified in Article III.

“Exercise Price” has the meaning specified in Article III.

“Fair Value” means (a) with respect to Common Stock in each case if such security is listed on one or more stock exchanges or quoted on the National Market System or SmallCap Market of NASDAQ (the “NASDAQ Market”), the average of the closing sales prices of a share of such Common Stock on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (b) if the Common Stock is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing sale prices, or if such are not available, the average of the closing bid and asked prices of a share of such Common Stock in each case for the 30 Business Days (or such lesser number of Business Days as such Common Stock or other security shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then “Fair Value” means the value of such Common Stock as determined reasonably and in good faith by the Board of Directors of the Company; and provided, further, however, that in the event the current market price of a share of such Common Stock is determined during a period following the announcement by the Company of (x) a dividend or distribution on the Common Stock payable in shares of Common Stock, or (y) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of 30 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then and in each such case, the “Fair Value” shall be appropriately adjusted to take into account ex-dividend trading. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights or options, in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any other Person into the Company, the Fair Value of the Common Stock so issued shall be determined as of the date the number of shares of Common Stock, rights or options, was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights or option.

“Holders” means the record holders of Old THCR Shares as of the Distribution Record Date.

“Issue Date” has the meaning specified in Section 2.1.

“New Class 11 Class A Warrants” or “Warrants” has the meaning specified in the Plan.

“New DJT Class A Warrant” means the Company’s warrant to purchase an aggregate of 1,217,933 shares of Common Stock at the Exercise Price, subject to adjustment as provided therein, issued pursuant to the Plan and the amended and restated investment agreement, dated as of May 20, 2005, by and among the Company, Trump Hotels & Casino Resorts Holdings, L.P. and Donald J. Trump.

“Note Holders” means registered holders of 11 ¼% First Mortgage Notes due 2006 of Trump Atlantic City Associates and Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc. and Trump Atlantic City Funding III, Inc. as of the Distribution Record Date.

“Old Common Stock” means the Company’s common stock, par value $.01 per share, outstanding as of the Distribution Record Date.

“Old THCR Shares” has the meaning specified in the Plan.

“Permitted Investment” shall have the meaning specified in Section 4.5.

“Person” means any individual, partnership, association, joint venture, corporation, business trust, unincorporated organization, government or department, agency or subdivision thereof, or other person or entity.

“Plan” means the Second Amended Joint Plan of Reorganization of THCR/LP Corporation, et al., dated as of March 30, 2005, filed with the Bankruptcy Court on March 30, 2005, as confirmed by, and as amended, modified or supplemented in accordance with the terms of, the Confirmation Order.

“Reserve Shares” has the meaning specified in Section 4.6.

“Subsidiaries” means each corporation, limited liability company, partnership, business association or other Person in which the Company owns any direct or indirect equity interest.

“Warrant Agent” means Continental Stock Transfer & Trust Company.

“Warrant Certificate” has the meaning specified in Section 2.2.

ARTICLE II.

ISSUANCE OF WARRANTS CERTIFICATES

2.1 Issuance. On the date hereof (the “Issue Date”), which may also be the Effective Date, the Company shall, pursuant to the Plan, issue New Class 11 Class A Warrants to purchase approximately 2,207,260 shares of Common Stock to the Holders, subject to rounding for fractional interests under the Plan.

2.2 Form Of Warrant Certificate. The New Class 11 Class A Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the “Warrant Certificate”). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Issue Date or, in the event of a division, exchange, substitution or transfer of any of the New Class 11 Class A Warrants, on the date of such event. The Warrant Certificate may have such further legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the New Class 11 Class A Warrants may be listed.

2.3 Execution Of Warrant Certificate. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, any Vice President, Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

2.4 Countersignature Of Warrant Certificates. Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2.4, and deliver any new Warrant Certificates, as directed by the Company and as and when required pursuant to the provisions of Articles XII and XIII. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of New Class 11 Class A Warrants set forth thereon, subject to the provisions of this Agreement.

2.5 Regulatory Restrictions. The Class A Warrants and Common Stock issuable upon exercise thereof are subject, without limitation, to restrictions and limitations under the New Jersey Casino Control Act (the “Act”) and the Indiana Riverboat Gambling Act and other gaming control laws described or referred to in Article V of the Company’s Restated Certificate of Incorporation. Further without limitation, all securities (as defined by the Act) of the Company are held subject to the condition that, if a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the provisions of the Act, such holder shall (a) dispose of his or her interest in the Company; (b) not receive any dividends or interest upon any such securities; (c) not exercise, directly or through any trustee or nominee, any voting right conferred by such securities; and (d) not receive any remuneration in any form from the casino licensee for services rendered or otherwise. If any unsuitable or disqualified holder fails to dispose of his securities within 180 days following such disqualification, (i) such securities shall be subject to redemption by the Company, as provided in the Company’s Restated Certificate of Incorporation, and (ii) such unsuitable or disqualified holder shall indemnify the Company for any and all direct or indirect costs, including attorney’s fees, incurred by the Company as a result of such holder’s continuing ownership or failure to divest promptly.

ARTICLE III.

EXERCISE TERMS

Each New Class 11 Class A Warrant shall entitle the holder thereof to purchase from the Company for the Exercise Price one (1) share of Common Stock (subject to the adjustments provided in Article V hereof), at any time during the period that commences on the first Business Day after the Issue Date (May 20, 2005), and terminates at 5:00 p.m., New York City time on the first anniversary of the Issue Date, or if that is not a Business Day, on the next Business Day (May 22, 2006) (the “Exercise Period”). The exercise price for the Warrants shall be $14.60 per share of Common Stock (the “Exercise Price”) (subject to adjustment pursuant to Article V hereof).

ARTICLE IV.

EXERCISE OF NEW CLASS 11 CLASS A WARRANTS

4.1 Manner Of Exercise.

(a) Exercise of New Class 11 Class A Warrants. All or any of the New Class 11 Class A Warrants represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein duly executed by such holder, by hand or by mail to the Warrant Agent at its office addressed to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, or at such other location as may be designated by the Company. Such Warrant Certificate shall be accompanied by payment in respect of each New Class 11 Class A Warrant that is exercised in lawful money of the United States of America. Such payment shall be in an amount equal to the product of the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription form multiplied by the Exercise Price for the New Class 11 Class A Warrants being exercised (plus such additional consideration as may be provided herein), made payable to Continental Stock Transfer & Trust Company, as agent for Trump Entertainment Resorts, Inc. Upon such surrender and payment, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided in Article III, and as and if adjusted pursuant to Article V.

(b) Exercise of New DJT Class A Warrant. All or any of the Warrant Shares (as defined in the New DJT Class A Warrant) may be purchased by the registered holder thereof during normal business hours on any Business Day, by written order, by hand or by mail to the Warrant Agent at its office addressed to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, or at such other location as may be designated by the Company. Such order shall be accompanied by the Exercise Payment (as defined in the New DJT Class A Warrant) in lawful money of the United States of America, made payable to Continental Stock Transfer & Trust Company, as agent for Trump Entertainment Resorts, Inc. Upon such surrender and payment, as verified by the Company, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided in the New DJT Warrant.

4.2 When Exercise Effective. Each exercise of any Class A Warrant pursuant to Section 4.1 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the certificate representing such Class A Warrant, duly executed, with accompanying payment shall have been delivered as provided in Section 4.1, and at such time the Person or Persons in whose name or names the certificate or certificates for Common

Stock shall be issuable upon such exercise as provided in Section 4.3 shall be deemed to have become the holder or holders of record thereof.

4.3 Delivery Of Certificates, Etc.

(a) As promptly as practicable after the exercise of any New Class 11 Class A Warrant, and in any event within ten (10) Business Days thereafter, the Company at its expense (other than as to payment of transfer taxes or governmental charges, which will be paid by the holder) will cause to be issued and delivered to such holder, or as such holder may otherwise direct in writing (subject to Article XII),

(i) a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, and

(ii) if less than all the New Class 11 Class A Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate or Warrant Certificates of the same tenor and for the aggregate number of New Class 11 Class A Warrants that were not exercised, executed and countersigned in accordance with Sections 2.3 and 2.4.

(b) The Warrant Agent shall countersign any new Warrant Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the person entitled to receive the same in accordance with this Section 4.3. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

(c) Upon any exercise of the New DJT Class A Warrant, the Warrant Agent shall issue and deliver with all reasonable dispatch, but in any event within three Business Days, to or upon the written order of the holder thereof and, subject to Section 3 of the New DJT Class A Warrant, in such name or names as such holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon such exercise together with such other property, including cash, which may be deliverable upon such exercise. If fewer than all of the Warrant Shares represented by the New DJT Class A Warrant are purchased, at the Company’s expense, the Company shall issue to the holder a new warrant of the same tenor as the New DJT Class A Warrant evidencing the Warrant Shares not purchased hereunder, together with the issue of the certificates representing the Warrant Shares then being purchased. All warrant certificates surrendered upon exercise of the New DJT Class A Warrants shall be canceled by the Warrant Agent.

4.4 Fractional Shares. No fractional shares of Common Stock shall be issued upon any exercise of Class A Warrants. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of New Class 11 Class A Warrants exercised. As to any fraction of a share of Common Stock, the Company shall pay a cash adjustment in respect thereto in an amount equal to the product of the Fair Value per share of Common Stock as of the Business Day immediately preceding the date of such exercise multiplied by such fraction of a share. Fractional shares of Common Stock upon exercise of the New DJT Class A Warrant shall be disposed of as set forth in Section 5.4 of such warrant.

4.5 Deposit of Proceeds. The Warrant Agent shall cause all proceeds of exercise of Class A Warrants to be deposited in a segregated interest bearing account for the benefit of the Note Holders. The Warrant Agent may invest such proceeds, at its discretion, in one or more of: (a) securities issued by governmental agencies backed by the full faith and credit of the United States government, (b) deposits with, certificates of deposit issued by and securities repurchase contracts with the Warrant Agent, or commercial banks or primary financial institutions with capital in excess of $500 million, the unsecured long-term debt of which is rated A-1 or better, (c) commercial paper rated of the highest quality by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation or (d) money market deposit accounts (each, a “Permitted Investment”). Any loss incurred from an investment made pursuant to this Section 4.5 will be borne by such account. Neither the Warrant Agent nor the Company shall have any liability for any loss sustained as a result of any Permitted Investment or as a result of any liquidation of any Permitted Investment prior to its maturity.

4.6 Distribution of Proceeds and Reserve Shares. As soon as reasonably practicable after the expiration of the Exercise Period:

(a) The Warrant Agent shall determine and advise the Company of the number of Class A Warrants that have expired unexercised, and the Company shall cause to be deposited with the Disbursing Agent validly issued, fully paid and nonassessable shares of Common Stock equal to the aggregate number of shares of Common Stock issuable upon exercise of such expired Class A Warrants immediately prior to expiration (the “Reserve Shares”).

(b) The Warrant Agent shall deposit with the Disbursing Agent the proceeds of exercise of Class A Warrants, plus interest accumulated thereon to the date of deposit.

(c) The Company shall cause the Disbursing Agent to distribute all such proceeds of exercise of Class A Warrants, interest, and the Reserve Shares to the Note Holders, pro rata.

(d) Only whole shares of Common Stock shall be distributed. The Disbursing Agent shall dispose of any shares of Common Stock representing fractional interests and distribute the proceeds thereof to the Note Holders entitled. The dispositions of such Common Stock by the Disbursing Agent, as agent for the Note Holders who would otherwise receive such fractional interests, shall be executed as the Disbursing Agent, in its sole discretion, may determine.

ARTICLE V.

ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE

AND THE EXERCISE PRICE UPON EXERCISE

5.1 Stock Dividends, Split-ups And Combinations Of Shares. If, after the date hereof, the number of outstanding shares of Common Stock is increased by a dividend, share distribution or split up, in each case payable in shares of Common Stock, or if the number of outstanding shares of Common Stock is combined into a smaller number of such shares or in the event of any other reclassification of shares of Common Stock (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 5.3), then the number of shares of Common Stock issuable upon exercise of each New Class 11 Class A Warrant immediately after the occurrence of any such event shall be adjusted so that the holder of each New Class 11 Class A Warrant shall be entitled to receive the kind and number of shares of Common Stock of the Company which such holder would have been entitled to receive upon the occurrence of such event had such New Class 11 Class A Warrant been exercised immediately prior thereto or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

5.2 Exercise Price Adjustment. Whenever the number of shares of Common Stock into which a New Class 11 Class A Warrant is exercisable is adjusted as provided in this Article V, then the Exercise Price payable upon exercise of the New Class 11 Class A Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which such New Class 11 Class A Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such New Class 11 Class A Warrant was exercisable immediately thereafter.

5.3 Adjustments For Mergers And Consolidations. In case the Company, after the date hereof, shall merge or consolidate with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant Agreement, the holders of the New Class 11 Class A Warrants, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall at the election of the Company made prior to the consummation of such transaction be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon such consummation if such holder had exercised the rights represented by the New Class 11 Class A Warrants held by such holder immediately prior thereto (which in the case of a transaction in which stockholders may elect to receive different consideration shall be deemed to be the consideration received by stockholders who fail to make an election), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 5.1 hereof.

5.4 Calculation To Nearest Cent And One-hundredth Of Share. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

5.5 Notice Of Adjustment In Exercise Price. Whenever the Exercise Price and securities issuable shall be adjusted as provided in this Article V, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, the President or any Vice President of the Company and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, stating in detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the New Class 11 Class A Warrants. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of New Class 11 Class A Warrants at its address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of New Class 11 Class A Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a New Class 11 Class A Warrant to determine whether any facts exist which may require any adjustment to the Exercise Price or securities issuable, or with respect to the nature or extent of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment.

5.6 Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in Sections 5.1 or 5.2 of this Article V, the Company shall give notice to the Warrant Agent and to each registered holder of a New Class 11 Class A Warrant in the manner set forth in Section 5.5 of this Article V, which notice shall specify the date on which a record shall be taken with respect to any such action. Such notice shall be given at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5.5 of this Article V.

5.7 No Change In New Class 11 Class A Warrant Terms On Adjustment. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock issuable upon exercise, New Class 11 Class A Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar New Class 11 Class A Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted.

5.8 No Adjustment for Distributions under the Plan. Without limiting the foregoing, no adjustment shall be made pursuant to this Article V by reason of (a) the issuance of shares of Common Stock or other securities, including the New Class 11 Class A Warrants, pursuant to the Plan, (b) the issuance of any employee stock options or restricted stock to parties other than DJT, (c) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any stock options, DJT’s warrants or New Class 11 Class A Warrants; or (d) the issuance of shares of Common Stock for consideration consisting in cash or property in whole or in part.

5.9 Treasury Shares. Shares of Common Stock at any time owned by the Company shall not be deemed to be outstanding for the purposes of any computation under this Article V.

ARTICLE VI.

CONSOLIDATION, MERGER, ETC.

Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, securities, cash or property upon the exercise of the New Class 11 Class A Warrants as provided herein shall assume, by written instrument delivered to the Warrant Agent, the obligations of the Company under this Warrant Agreement and under each of the New Class 11 Class A Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, cash or property as may be required pursuant to Article V hereof.

ARTICLE VII.

NO DILUTION OR IMPAIRMENT

The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities, or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the New Class 11 Class A Warrants issued hereunder, but will at all times in good faith observe and perform all such terms and take all such action as may be necessary or appropriate to protect the rights of each holder of a New Class 11 Class A Warrant against dilution or other impairment of the kind specified herein, provided, however, that, subject to compliance with the applicable provisions of this Agreement, the Company shall not be prohibited by this Article VII nor by any provision of this Agreement from making decisions providing for, inter alia, the merger or consolidation of the Company or the sale of its assets which transactions, in the judgment of the Company’s board of directors, are in the best interests of the Company and its stockholders. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of any New Class 11 Class A Warrant to exceed the amount payable therefore upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the New Class 11 Class A Warrants from time to time outstanding, and (c) will not take any action that results in any adjustment of the shares issuable upon exercise of the New Class 11 Class A Warrants if the total number of shares of Common Stock issuable after the action upon the exercise of all of the New Class 11 Class A Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s certificate of incorporation and available for the purpose of issuance upon such exercise.

ARTICLE VIII.

REPORTS

In each case of any adjustment or readjustment in the shares of Common Stock issuable upon exercise of the New Class 11 Class A Warrants, the Company at its expense will promptly compute such adjustment or readjustment after giving effect to such in accordance with the terms of this Agreement and shall prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will promptly mail a copy of each such report to the Warrant Agent, which shall promptly mail a copy to each holder of a New Class 11 Class A Warrant. The Warrant Agent will cause the same to be available for inspection at its principal office during normal business hours by any holder of a New Class 11 Class A Warrant or any prospective purchaser of a New Class 11 Class A Warrant designated by the holder thereof.

ARTICLE IX.

NOTIFICATION OF CERTAIN EVENTS

The Company shall promptly file with the Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

ARTICLE X.

RESERVATION OF STOCK

10.1 Reservation; Due Authorization, Etc. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for issuance and delivery upon exercise of Class A Warrants, the full number of shares of Common Stock from time to time issuable upon exercise of all Class A Warrants and any other outstanding warrants, options or similar rights, from time to time outstanding. All shares of Common Stock shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company.

10.2 Compliance With Law. The Company will use commercially reasonable efforts, at its expense and on a continual basis, to assure that all shares of Common Stock that may be issued upon exercise of Class A Warrants may be so issued and delivered without violation of any federal or state securities law or regulation, or any other law or regulation applicable to the Company or any of its Subsidiaries; provided, that, with respect to any such exercise involving a sale or transfer of Class A Warrants or any such securities issuable upon such exercise, the Company shall have no obligation to register such Class A Warrants or securities under any such securities law.

ARTICLE XI.

PAYMENT OF TAXES

The Company will pay any and all documentary stamp or similar issue taxes payable to the United States of America or any State, or any political subdivision or taxing authority thereof or therein, in respect of the issuance or delivery of shares of Common Stock on exercise of New Class 11 Class A Warrants, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer of a New Class 11 Class A Warrant or any transfer involved in the issuance and delivery of Common Stock in a name other than that of the registered holder of the New Class 11 Class A Warrants to be exercised, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

ARTICLE XII.

LOSS OR MUTILATION

Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the New Class 11 Class A Warrants represented thereby have been acquired by a protected purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company’s request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of New Class 11 Class A Warrants. Upon the issuance of any new Warrant Certificate under this Article XII, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article XII in lieu of any lost, stolen or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. The provisions of this Article XII are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

ARTICLE XIII.

NEW CLASS 11 CLASS A WARRANT REGISTRATION

13.1 Registration. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Company shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of New Class 11 Class A Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Company or the Warrant Agent located at the respective address therefor as provided in Section 16.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a New Class 11 Class A Warrant.

13.2 Transfer and Exchange. Subject to Section 2.1 hereof, at the option of the holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of New Class 11 Class A Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Company or the Warrant Agent maintained for such purpose at the respective address therefore as provided in Section 16.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

13.3 Valid And Enforceable. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

13.4 Endorsement. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered holder thereof or such holder’s officer or representative duly authorized in writing.

13.5 No Service Charge. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

13.6 Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant Certificate shall not be reissued by the Company and, except as provided in this Article XIII in case of an exchange or transfer, in Article XII in case of a mutilated Warrant Certificate and in Article IV in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company.

ARTICLE XIV.

WARRANT AGENT

14.1 Obligations Binding. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Article XIV. The Company, and the holders of New Class 11 Class A Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

14.2 No Liability. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Class A Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization or value (or kind or amount) of any Common Stock or any other property delivered or deliverable upon exercise of any Class A Warrant, or as to the purchase price of such Common Stock, securities, or other property. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Class A Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (c) be responsible for any failure on the part of the Company to issue, transfer or deliver any Common Stock or property upon the surrender of any Class A Warrant for the purpose of exercise or to comply with any other of the Company’s covenants and obligations contained in this Agreement or in the Warrant Certificates, or (d) be liable for any act or omission in connection with this Agreement except for its own bad faith, gross negligence or willful misconduct.

14.3 Instructions. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the Company, and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the instructions of any such officer.

14.4 Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

14.5 Cooperation. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

14.6 Agent Only. The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

14.7 Right To Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Class A Warrant holder for any action taken, suffered or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

14.8 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses hereunder; and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs and reasonable counsel fees for anything done, suffered or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent’s bad faith, negligence or willful misconduct.

14.9 Accounting. The Warrant Agent shall account promptly to the Company with respect to Class A Warrants exercised.

14.10 No Conflict. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Class A Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

14.11 Resignation; Termination. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent’s bad faith, negligence or willful misconduct), after giving thirty (30) days’ prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent’s bad faith, gross negligence or willful misconduct. The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a New Class 11 Class A Warrant at such holder’s last address as shown on the register of the Company, at the Company’s expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30)

days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any New Class 11 Class A Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by federal or state authority, and have a combined capital and surplus of not less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a New Class 11 Class A Warrant at such holder’s last address as shown on the register of the Company. Failure to give any notice provided for in this Section 14.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

14.12 Change Of Warrant Agent. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

14.13 Successor Warrant Agent. Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act; provided, that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 14.11. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a New Class 11 Class A Warrant at its last address as shown on the register of the Company.

ARTICLE XV.

REMEDIES, ETC.

15.1 New Class 11 Class A Warrant Holder Not Deemed A Stockholder. Prior to the exercise of the New Class 11 Class A Warrants represented thereby no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as otherwise provided herein, to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

15.2 Right Of Action. All rights of action in respect of this Agreement are vested in the registered holders of the New Class 11 Class A Warrants. Any registered holder of any New Class 11 Class A Warrant, without the consent of the Warrant Agent or the registered holder of any other New Class 11 Class A Warrant, may in such holder’s own behalf and for such holder’s own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder’s right to exercise such holder’s New Class 11 Class A Warrants in the manner provided in the Warrant Certificate representing such New Class 11 Class A Warrants and the Company’s obligations under this Agreement and the New Class 11 Class A Warrants.

ARTICLE XVI.

MISCELLANEOUS

16.1 Notices. Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to any registered holder of a Class A Warrant at such holder’s last known address appearing on the register of the Company, and to the Company or the Warrant Agent as follows:

If to the Company:

Trump Entertainment Resorts, Inc.
725 Fifth Avenue, 15th Floor
New York, New York 10022
Facsimile:	(212) 688-0397
Attn:	Scott C. Butera
Robert M. Pickus, Esq.

If to the Warrant Agent:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Facsimile:	(212) 509-5150
Attn:	Compliance Department

or such other address as shall have been furnished in writing, in accordance with this Section 16.1, to the party giving or making such notice, demand or delivery.

16.2 Governing Law And Consent To Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY AND THE WARRANT AGENT EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

16.3 Benefits Of This Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered holders from time to time of the New Class 11 Class A Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any other person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

16.4 Agreement Of Holders Of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, covenants and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

16.5 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.6 Amendments. The Warrant Agent may, without the consent or concurrence of the holders of the New Class 11 Class A Warrants, by supplemental agreement or other writing, join with the Company in making any amendments or modifications of this Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained and which do not accurately reflect the understanding of the parties hereto, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement, or (c) do not and will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of New Class 11 Class A Warrants or of any person entitled to the benefits of this Agreement who has not assented to such change, in writing. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the holders of a majority of the then outstanding New Class 11 Class A Warrants. Notwithstanding the foregoing, the consent of each holder of a New Class 11 Class A Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of New Class 11 Class A Warrants would be decreased (other than pursuant to adjustments provided herein). The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this Section 16.6, such amendment shall be considered a part of this Agreement for all purposes and every holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

16.7 Consent To Jurisdiction. The parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of New Class 11 Class A Warrants hereunder to holders of Old Common Stock pursuant to the Plan, the exercise of New Class 11 Class A Warrants, or the distribution of Class A Warrants exercise proceeds or Reserve Shares to Note Holders. The Warrant Agent hereby assents to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

16.8 Headings. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/S/ JOHN P.BURKE
Name: /s/ John P. Burke
Title: Executive Vice President and Corporate Treasurer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/S/ WILLIAM F. SEEGRABER
Name: William F. Seegraber
Title: Vice President